Exhibit 10.1

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                     PLAN OF REORGANIZATION AND ACQUISITION
                     --------------------------------------
                                    By Which
                                    --------

                         ELITE  FIELD  SERVICE,  INC.,
                           (a  Nevada  corporation)

                                 Shall  Acquire;
                                 --------------

                    ONTUS  TELECOMMUNICATIONS  CORPORATION
                             (a  Nevada  Corporation)

This Plan of Reorganization and Acquisition is made and dated, September 1st 2004 by and between the above referenced corporations.

1.  The  Parties  to  this  Plan

(1.1) ELITE FIELD SERVICE, INC. ("EFSV"), (C15160-2002) of 3313 MICHELANGELO CT., LAS VEGAS, NEVADA 89129

(1.2) ONTUS TELECOMMUNICATIONS CORP ("ONTUS") (C17000-2003) a Nevada Corporation with offices at One World Trade Center, 121 SW Salmon St., Suite 1020, Portland, OR 97204 .

2.  The  Capital  of  the  Parties:

(2.1) The Capital of EFSV consists of 250,000,000 authorized Class "A" common shares ($0.001 par value), issued and outstanding 39,900,000.

   (2.1.1)  5,000,000  Authorized  Series  A  Preferred  ($0.001  par  value)
   (2.1.2)  5,000,000  Authorized  Series  B  Preferred  ($0.001  par  value)
   (2.1.3)  5,000,000  Authorized  Series  C  Preferred  ($0.001  par  value)

There  are  zero  EFSV  Preferred  Shares  series  A, B, C issued & outstanding.

(2.2) The Capital of ONTUS consists of 20,000,000 shares of common voting stock ($0.001 par value) authorized, of which 5,928,600 common shares are issued and outstanding. The Company has 2,000,000 preferred shares authorized ($0.001 par value) and zero preferred shares issued and outstanding

3. Plan of Reorganization and Acquisition. Subject to the terms and conditions of this Plan of Reorganization and Acquisition, EFSV (Nevada) and ONTUS
(Nevada) shall be reorganized, such that EFSV shall acquire ONTUS, and EFSV shall be folded into ONTUS so that ONTUS shall become the surviving entity

4.  Conditions  Precedent.

(4.1) The Boards of Directors of both Corporations respectively shall have determined that it is advisable and in the best interests of each of them and both of them to proceed with the acquisition by the Public Corporation, in accordance with IRS 354 and 368. These U.S. tax provisions provide generally that no gain or loss be recognized from a statutory reorganization.

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(4.2)  The  Shareholders  of  both Corporations respectively shall have approved the acquisition and this agreement, and each shall have been approved and adopted by the Board of Directors of in a manner consistent with the laws of its Jurisdiction and its constituent documents.

(4.3) Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete this Plan of Reorganization as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. The Due Diligence period, for purposes of this paragraph, shall expire on a date determined by the parties;

(4.4) The rights of dissenting shareholders, if any, of each party shall have been satisfied and the Board of Directors of each party shall have determined to proceed with this Plan of Reorganization and Acquisition.

(4.5) All of the terms, covenants and conditions of this Plan of Reorganization and Acquisition to be complied with or performed by each party for Closing shall have been complied with, performed or waived in writing; and

(4.6) The representations and warranties of the parties, contained in this Plan of Reorganization and Acquisition, as herein contemplated, except as amended, altered or waived by the parties in writing, shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties are made at and as of such time; and each party shall provide the other with a corporate certificate, of a director of each party, dated the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such party are true and correct as of that date. The form and substance of each party's certification shall be in form reasonably satisfactory to the other.

(4.7) Each Corporation hereby represents and warrants that the foregoing recitals are true, correct and accurate.

5. Termination. This Plan of Reorganization and Acquisition may be terminated at any time prior to closing, whether before or after approval by the shareholders of either or both; (i) by mutual consent; or (ii) by either party if the other is unable to meet the specific conditions precedent applicable to its performance within a reasonable time; or (iii) by either or both if holders of a sufficient number of securities exercises dissenters' rights such that to complete the transaction herein contemplated would create undue financial difficulty upon either or both. In the event that termination of this Plan of Reorganization and Acquisition by either or both, as provided above, this Plan of Reorganization and Acquisition shall forthwith become void and there shall be no liability on the part of either party or their respective officers and directors.



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6.  Conversion  of  Outstanding  ONTUS  Shares  to  EFSV  shares.

(6.1) Each and every share of common and preferred unissued shares of ONTUS held in treasury shall be cancelled.

(6.2) Each of the 5,928,600 common issued shares of ONTUS shall be exchanged for an equal percentage of 64.9612% of EFSV common stock (gross total issuance equals 73,937,740 common shares issued as per Table A attached ) duly and validly issued, fully paid and non-assessable to or for the shareholders of ONTUS as per Table A attached

EFSV common stock means that such shares shall be "Restricted Securities" as defined in Rule 144(a), as promulgated by the Securities and Exchange Commission, of the United States, pursuant to 3(b) of the Securities Act of 1933. The shares converted to EFSV common shares shall be issued in reliance on 4(2) of the Act,

(6.3) Registration Rights there are no existing rights of any existing or prospective shareholders for Demand or Piggyback Registration of any securities of either party; nor contractual or other restrictions upon the rights of the issuer or any person to seek to register securities for sale, resale or as a class of securities for trading on NYSE, AMEX, NASDAQ, OTC BB OR PINK SHEETS or any recognized US stock exchange; except and unless provided for expressly in this Plan of Reorganization and Acquisition.

7. Surviving Corporation. Upon the effective filing of the Certificate of Merger with the Secretary of State of Nevada, EFSV shall be folded into ONTUS. Therefore the entity surviving the Reorganization herein shall be EFSV, which shall change its name to ONTUS TELECOMMUNICATIONS CORPORATION. ONTUS will continue to be governed by the laws of its State of Incorporation.

(7.1)  Surviving  Articles  of  Incorporation:  the Articles of Incorporation of
ONTUS shall remain in full force and effect. EFSV will be folded into ONTUS and the appropriate amendments to the Articles of Incorporation of EFSV and ONTUS will be filed with the Secretary of State of Nevada.

(7.2) Surviving By-Laws: The EFSV By-Laws shall have been adopted or amended in form approved by ONTUS, before the Closing, and such By-Laws, as so adopted or amended, shall then remain in full force and effect, unchanged, by this Reorganization.

8. Rights of Dissenting Shareholders: The rights, if any, of dissenting shareholders shall be determined as follows:

(8.1) Before Closing: Before Closing, as hereafter defined, each of the corporations shall be responsible for the rights of its own dissenting shareholders. Each party shall be responsible for the handling of rights of its dissenting shareholders, if any. Either party shall have the right to terminate this Plan of Reorganization and Acquisition if holders of a sufficient number of its shareholders exercise their lawful dissenters rights such that to complete the transactions herein contemplated would create undue burden upon it. Such determination shall be made by the Board of Directors of such party, in their sole discretion, acting reasonably.


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(8.2)  After  Closing:  After  Closing,  the  Parent Company shall be the entity responsible  for  the  rights  of  dissenting  shareholders.

(8.3) Appointment of Agents. The Secretaries of State of the State of each party's domicile shall be appointed as agents for service of process for the shareholders of the corporations within their jurisdictions, or formerly within their jurisdictions, to whatever extent may be required by the laws of either State.

9. Closing. Subject to the terms and conditions of this Plan of Reorganization and Acquisition, upon closing the transaction, the following events and transactions ("the Closing") will occur.

(9.1) EFSV shall acquire ONTUS pursuant to the laws of their respective states, together with all of the property, right and interest of ONTUS and be subject to all the debts, liabilities and obligations of ONTUS. ONTUS shall be the surviving corporation.

(9.2) The name of ONTUS TELECOMUNICATIONS CORPORATION will be the Company's known name

(9.3) Until changed pursuant to the laws of Nevada, the registered agent and registered office of EFSV and ONTUS shall be INCORP SERVICES INC.,

(9.4)  Omitted.

(9.5) After Closing. The following events and transactions will occur immediately or shortly after Closing, and are deemed by the parties to be an integral part of the Closing process, and material to this agreement:

(9.6) Subject to the uniform, customary principles, endorsed in the laws of Nevada, to the effect that the governance of the corporation be vested in the Board of Directors, and subject to the right and duty of EFSV's duly appointed Board of Directors to make independent judgment as to all matters of corporate governance; the parties intend that the existing Director or Directors of the resulting and Parent corporation shall, forthwith upon Closing, prepare such transitional corporate minutes and documents as are necessary and reasonably required to complete and effectuate the transition in a proper and business-like manner.

(9.7) Unless instructed otherwise in writing before Closing, or immediately following Closing, by ONTUS, such transitional minutes and documents shall provide, among other matters:

FIRST, for the nomination of and appointment of additional directors, as indicated, and the retirement and resignation of the existing directors, if any, and the recital and signature of the duly appointed director, to the effect that he shall have accepted his appointment and taken office immediately;

SECOND, for the designation or re-designation of auditors for ONTUS such appointment to continue until such time as their successor may be appointed pursuant to applicable laws;

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THIRD,  for  the  designation  of  Madison Stock Transfer Inc., unless otherwise determined by the Board of Directors of ONTUS, as the Certificate and Transfer Agency of ONTUS;

FOURTH, that fiscal year-end of ONTUS shall be and remain December 31st, unless otherwise determined by the Board of Directors;

FIFTH, that the Officers be empowered and directed to issue the common shares of EFSV for shares of ONTUS to be exchanged; unless such issuance has been made previously.

10. Articles of Share Exchange. The Directors shall, forthwith upon Closing, prepare and file Articles of Share Exchange with this Plan of Reorganization and Acquisition with the Secretary of State of Nevada.

11. Closing/Effective Date: The Reorganization and Acquisition contemplated by this Agreement shall Close and become effective on the following dates:
the Closing Date, shall be determined by the Boards of Directors of EFSV and ONTUS, in the manner provided by the laws of places of incorporation and consistent with the constituent corporate documents of each party, upon the satisfaction or waiver of all of the conditions precedent hereinbefore or hereinafter after set forth; the Effective Date shall be the date of filing the Articles of Share Exchange with the Secretary of State of Nevada.

12.  Mutual  Express  Covenants:

(12.1) Further Assurances: The Directors of each Corporation shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein. Specifically, and without limitation: each party covenants to use all reasonable efforts to obtain all consents, approvals and waivers, including the approval of its directors and security holders, that may be necessary or desirable in order to complete the transactions contemplated herein; take such other measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated herein; afford to the other parties hereto, and their financial and legal advisors, reasonable access during normal business hours, to the management, properties, books, contracts, commitments and records of such party and to allow the other party hereto and their advisors to perform an examination of the financial condition, business, affairs, property and assets of the party and during such period, shall promptly furnish to the other party hereto, a copy of all information concerning its business, properties and personnel as the other party hereto may reasonably request; and use all reasonable efforts to cause each of the conditions precedent set forth in this Plan of Reorganization and Acquisition to be completed or complied with on or before Closing, and to complete the actions following Closing necessary to make the Closing effective.

(12.2) Good Faith and Fair Dealing: Each Corporation covenants hereby to deal with each other and each others shareholders fairly and in good faith, in all matters related to this Agreement and the events and transactions contemplated by it.

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(12.3)  Executory  Period before Closing: Each Corporation agrees with the other that it will not, during the "executory period" after the making of this Agreement and until Closing: allot or issue any shares of its capital or enter into any agreement granting the right, by conversion, exchange or otherwise, to acquire any of its un-issued capital, except as contemplated herein; declare any dividends; sell all or any part of its assets, or otherwise enter into any transactions or negotiations which could reasonably be expected to interfere with or be inconsistent with the consummation of this Plan of Reorganization and Acquisition; amend or alter its constituent documents except as contemplated herein; or engage in any business, enterprise or activity materially different from that carried on by it at the date of this Plan of Reorganization and Acquisition or enter into any transaction or incur any obligation, expenditure or liability other than in the ordinary course of business, as presently conducted.

13. General Mutual Representations and Warranties. The purpose and general import of the Mutual Representations and Warranties are that each party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is or shall be accurate, true and correct. Each Corporation acknowledges and confirms that it is relying on such representations and warranties in connection with this Plan of Reorganization and Acquisition:

(13.1) Organization and Qualification. Each Corporation warrants and represents that it is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

(13.2) Corporate Authority. Each Corporation warrants and represents that it has Corporate Authority, under the laws of its jurisdiction and its constituent documents, to enter into this Agreement and to complete the transactions contemplated hereby.

(13.3) Ownership of Assets and Property. Each Corporation warrants and represents that it is duly incorporated and organized and validly subsisting and in good standing under the laws of its respective jurisdiction and has the corporate power and authority to own or lease its assets as now owned or leased and to carry on its business as now carried on and holds all necessary federal, state and municipal governmental licenses, permits and authorizations in connection therewith, except for those where the failure to hold such licenses, permits and authorizations would not have a material adverse effect on the business, prospects, property, financial condition or results of its operations. Each Corporation has lawful title and ownership of its property as reported to the other, and as disclosed in its financial statements.

(13.4) Current Compliance. To the best of each Corporation's knowledge, it is in compliance with all applicable governmental laws, by-laws, regulations and orders material to its corporate existence, operations and properties.





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(13.5)  Absence  of  Certain  Changes  or  Events. Each Corporation warrants and represents that there are and shall be at Closing no material changes of circumstances or events which have not been fully disclosed to the other party, and which, if different than previously disclosed in writing shall have been disclosed in writing as current as is reasonably practicable. Certain financial statements have been exchanged between the parties, and others shall have been exchanged before Closing. All such financial statements together with the notes thereto present, and shall present fairly, the financial position of such corporation as of its respective date, and have been, or shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that the unaudited financial statements may or may not contain notes and are subject to year-end adjustments). To the best of each party's respective knowledge, there have been no changes n the condition, financial or otherwise, or in the results of operations of either corporation which have had or may reasonably be expected to have a material adverse effect on the business, prospects, property, financial condition or results of operations of either. Neither Corporation has declared or paid any dividends or otherwise made any distribution of any kind or nature to any of its shareholders or has any material liabilities, debts or obligations, whether accrued, absolute or contingent, which have not been otherwise disclosed, or which shall not have been disclosed to the other.

(13.6) Litigation and Enforcements. There are no legal, arbitrable, governmental or other actions, proceedings or investigations pending or threatened against or otherwise affecting either Corporation or any of its assets, and to the best of each corporation's knowledge there has been no event or events which have occurred that could give rise to any such material action, proceeding or investigation. Each Corporation warrants and represents that there are no legal proceedings, administrative or regulatory proceedings, pending or suspected, which have not been fully disclosed in writing to the other.

(13.7) Absence of Undisclosed Liabilities. Each Corporation warrants and represents specifically that it has and shall have no material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing, before the Acquisition. "Undisclosed Liabilities", as used herein, includes without limitation, contingent liabilities of any kind or sort, including without limitation, employment contracts, and corporate guaranties;

(13.8) No Breach of Other Agreements. Each Corporation warrants and represents that this Agreement, and the faithful performance of this agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other. Neither the execution and delivery of this Plan of Reorganization and Acquisition, the consummation of the transactions herein contemplated nor the fulfillment of or compliance with the terms and provisions hereof or thereof will (i) result in or constitute a material default under, its articles or by-laws or any material agreement to which its is a party, (ii) constitute an event which would permit any party to any material agreement with it, to terminate such agreement or to accelerate the maturity of any indebtedness of it or other obligation of it, or
(iii) result in the creation or imposition of any encumbrance upon its Shares or any of its assets.


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(13.9)  Capital  Stock. Each Company warrants and represents that the issued and outstanding shares and all shares of capital stock of such corporation, is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such Corporation, except as mutually disclosed, represented and warranted in Article I, Part B, hereinabove.

(13.10) Brokers' or Finder's Fees. Each Corporation warrants and represents that is aware of no claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either company.

14.  Miscellaneous  Provisions

(14.1) At the Closing Date, their shall be no undisclosed changes from that reflected in the financial and other statements exchanged by the parties.

(14.2) Except as required by law, no party shall provide any information concerning the Acquisition or any aspect of the transactions contemplated by this Agreement to anyone other than their respective officers, employees and representatives without the prior written consent of the other parties hereto. The aforesaid obligations shall terminate on the earlier to occur of (a) the Closing, or (b) the date by which any party is required under its articles or bylaws or as required by law, to provide specific disclosure of such transactions to its shareholders, governmental agencies or other third parties. In the event that the transaction does not close, each party will return all confidential information furnished in confidence to the other.

(14.3) This Agreement may be executed simultaneously in two or more counterpart originals. The parties can and may rely upon facsimile signatures as binding under this Agreement, however, the parties agree to forward original signatures to the other parties as soon as practicable after the facsimile signatures have been delivered.

(14.4) The Parties to this agreement have no wish to engage in costly or lengthy litigation with each other. Accordingly, any and all disputes which the parties cannot resolve by agreement or mediation, shall be submitted to binding arbitration under the rules and auspices of the American Arbitration Association, as a further incentive to avoid disputes, each party shall bear its own costs, with respect thereto, and with respect to any proceedings in any court brought to enforce or overturn any arbitration award. This provision is expressly intended to discourage litigation and to encourage orderly, timely and economical resolution of any disputes which may occur.

(14.5) If any provision of this Agreement or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of the Agreement and the application of such provision to other persons or situations shall not be affected thereby but shall continue valid and enforceable to the fullest extent permitted by law.


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(14.6)  No  waiver  by  any  party  of  any occurrence or provision hereof shall be  deemed  a  waiver  of  any  other  occurrence  or  provision.

(14.7) The parties acknowledge that both they and their counsel have reviewed and revised this agreement and that the normal rule of construction shall not be applied to cause the resolution of any ambiguities against any party presumptively. The Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.


This Plan of Reorganization and Acquisition is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

                                             ELITE  FIELD  SERVICES  INC.,
                                               (a  Nevada  corporation)

                                              By:  /s/  Paul  Taylor
                                              -------------------------
                                                       Paul  Taylor
                                                       President
                                                       September  1,  2004

ONTUS  TELECOMMUNICATIONS  CORP
(a  Nevada  corporation)

By:  /s/  Paul  Peterson     September  1,  2004
     ---------------------------------------
         Paul  R.  Peterson
         CEO,  Director  and  Secretary


By:  /s/  Kenneth  MacDonald     September  1,  2004
     -------------------------------------------
         Kenneth  MacDonald
         President,  Director  and  Treasurer


By  /s/  David  B.  Hoffman     September  1,  2004
    ------------------------------------------
        David  B.  Hoffman
        EVP  and  Director







TABLE  A
                                                 NEW  ISSUE
                                                   CUSIP
                              Ontus              68339C-10-2
                              Shares               Shares
Shareholder                   owned       %        issued
-----------                   -----    ------    -----------
Pan-Peterson  Family  Trust  2,000,000   33.73%    24,963,900
Square  Peg  Investments       150,000    2.53%     1,872,200
Porteous  Equities              20,000    0.34%       294,380
Peter  Budd                     32,000    0.54%       399,600
William  Robertson              10,000    0.17%       125,000
Jim  Cutler                    200,000    3.37%     2,469,020
Art  North                      12,500    0.21%       156,140
Lucketti  /  Ota  JT            75,000    1.27%       936,100
Shizuko  Ota  Trust             75,000    1.27%       936,100
George  Teeny                   50,000    0.84%       623,820
Laurie  &  Devry  Bell          18,000    0.30%       224,960
Stoner  &  Debbie  Bell         15,500    0.26%       193,140
Austin  &  Denise  Bell          4,000    0.07%        49,580
Andrew  Montgomery              25,000    0.42%       312,280
Yoshio  Kurosaki                12,500    0.21%       156,140
Jeff  Teeny                     12,500    0.21%       156,140
Ray  Losli                      10,000    0.17%       125,060
Adrienne  Sparrow                2,500    0.04%        31,080
Dwain  Weston                    7,500    0.13%        93,980
Matthew  Slayton                28,000    0.47%       349,280
Investor  Co.  ITF
     Peter  Budd                25,000    0.42%       312,280
Jim  MacPhail                    7,500    0.13%        93,980
Fred  Mazepa                     2,250    0.04%        28,120
Fred  Mazepa                     3,750    0.06%        46,620
Rory  Shewchuck                  1,500    0.03%        18,500
Melanie  Rowan                   1,500    0.03         18,500
Tom  Schreiber                   3,000    0.05%        37,740
Ted  Cowan                       3,000    0.05%        37,740
Chris  Hemstock                  7,500    0.13%        93,980
Suzanne  Adams                   7,500    0.13%        93,980
Porteous  Equities               6,750    0.11%        84,360
Porteous  Equities               2,250    0.04%        28,120
Porteous  Equities               4,950    0.08%        61,420
Brad  &  Sharon  Black         250,000    4.22%     3,120,580
Guidice  &  Associates          75,000    1.27%       936,100
Kenneth  F.  MacDonald       1,000,000   18.87%    12,481,580
David  B.  Hoffman           1,000,000   18.87%    12,481,580
Jim  MacPhail                    2,500    0.04%        31,080
Fred  Mazepa                     2,000    0.03%        25,160
Rory  Shewchuck                    500    0.01%         5,920
Melanie  Rowan                     500    0.01%         5,920
Tom  Schreiber                   1,000    0.02%        12,580
Ted  Cowan                       1,000    0.02%        12,580
Melanie  Rowan                     500    0.01%         5,920
Tom  Schreiber                   1,000    0.02%        12,580
Ted  Cowan                       1,000    0.02%        12,580
Chris  Hemstock                  2,500    0.04%        31,080
Suzanne  Adams                   2,500    0.04%        31,080
Porteous  Equities               4,650    0.08%        57,720
Managed  Sectors  Fund         250,000    4.22%     3,120,580
Managed  Sectors  Fund          83,333    1.41%     1,040,440
Managed  Sectors  Fund          83,333    1.41%     1,040,440
Managed  Sectors  Fund          83,333    1.41%     1,040,440
Brad  &  Sharon  Black         250,000    4.22%     3,120,580
                           --------------------------------
                             5,928,600  100.00%    73,973,740
                           --------------------------------

Table  B   Consolidation

Table  B  (Consolidated)                        Common  A

                                                Issued  and
(Com  A  Authorized  -  250,000,000)            Outstanding
--------------------------------            ------------

(Preferred  A,B,C  -  15,000,000)
Preferred  Issued  and                             CUSIP
Outstanding  -  Zero              Percentage    68339C-10-2
------------------------------  ---------    ------------

Ontus  Shareholders  -  (Table  A)   64.9612%    73,973,740

Berkshire  Biotechnology
Holding  Corporation  (Texas)        26.3450%    30,000,000

Public  Float                         8.6938      9,900,000
                                 --------   ------------

Common  Shares  "A"                  100.00%    113,873,740